UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2006
LCA-VISION INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27610	11-2882328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 792-9292
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed, Mr. Stephen N. Joffe will step down as Chief Executive Officer on March 1, 2006. Mr. Joffe has agreed to continue to serve as Chairman of the Board after March 1, 2006 and to assist in the orderly transition of executive management responsibilities. On February 21, 2006, the Compensation Committee of the Company’s Board of Directors approved the structure and amount of compensation to be paid Mr. Joffe for services rendered after March 1, 2006. Until December 31, 2006, Mr. Joffe will receive his current salary of $600,000, payable according to normal Company procedures, as long as he is serving as Chairman of the Board. Mr. Joffe will also receive an immediate one-time cash payment of $1,000,000, less tax and other customary deductions, for his services and responsibilities as Chairman of the Board through the end of calendar year 2006. If Mr. Joffe ceases, for any reason within his control, to carry out his services and responsibilities as Chairman of the Board prior to December 31, 2006, he will reimburse the Company for a proportionate amount of this cash payment less taxes and other deductions paid (based upon the time between such event and December 31, 2006 compared to the ten months between March 1, 2006 and December 31, 2006). Mr. Joffe will not be eligible for any cash bonus, options, restricted stock or other payments except as described above.
Also on February 21, 2006, the Board of Directors approved the following base salaries for 2006, effective retroactively to January 1, 2006:

2006 Base Salary

Craig P.R. Joffe	$300,000
Chief Operating Officer, General Counsel, and Interim Chief Executive Officer

Kevin M. Hassey	$270,000
President

Alan H. Buckey	$270,000
Executive Vice President/Finance and Chief Financial Officer
On the same day, the Board of Directors amended the Company’s Executive Cash Bonus Plan (the “Amended Plan”) establishing criteria for the payment of annual bonuses to the three above named executive officers and such other additional employees as may be selected by the Compensation Committee of the Board from time to time. The Amended Plan will apply to bonuses paid in respect of calendar year 2006. The Amended Plan is attached to this Report as Exhibit 10.1 and is incorporated herein by reference in response to the requirements of this Item 1.01.
Form agreements as may be entered into with the named executive officers and outside directors pursuant to the Company’s 2001 Long-Term Stock Incentive Plan are attached to this Report as Exhibits 10.2, 10.3, and 10.4 and are incorporated herein by reference in response to the requirements of this Item 1.01.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

10.1	Executive Cash Bonus Plan (as amended February 21, 2006)
10.2	Form of Restricted Stock Award Agreement with all employees, including named executive officers
10.3	Form of Stock Option Agreement with outside directors
10.4	Form of Stock Option Agreement with all employees, including named executive officers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.
/s/ Alan H. Buckey
Alan H. Buckey
Executive Vice President/Finance and Chief Financial Officer

Date: February 24, 2006